EXHIBIT 10.6
                         SCHEDULE IDENTIFYING MATERIAL
                           TERMS OF OPTIONS GRANTED TO
                   GERMAN AMERICAN BANCORP EXECUTIVE OFFICERS
                                 UNDER THE 1992
                              STOCK OPTION PLAN(1)


                                                                                                             Option
Type of                             George          Mark           Stan          Urban         James          Price
Option (2)                          Astrike         Schroeder      Ruhe          Giesler       Essany       Per Share

ORIGINAL GRANT         4/20/93      20,837.2500    17,364.3750    10,418.6250    5,209.3230    5,209.3230     9.3600
REPLACEMENT (3)        12/30/94      2,505.1110     2,315.2500            -            -             -       13.9900
REPLACEMENT (3)        7/10/95       4,368.8820     2,315.2500            -        694.5750      333.3960    13.4800
REPLACEMENT (3)        1/9/96        6,482.7000            -       1,603.0350      685.7550      694.5750    14.1700
REPLACEMENT (3)        7/15/96              -       1,984.5000     1,245.8250      621.8100      793.8000    15.6500
REPLACEMENT (3)        1/16/97       5,622.0000     3,505.0000     2,371.0000    1,617.0000    1,501.0000    17.7900
REPLACEMENT (3)        1/28/97       4,796.0000            -              -            -             -       17.7400
REPLACEMENT (3)        8/1/97               -       2,390.0000       104.0000      502.0000      502.0000    19.4000




1.       Numbers  of  options   and  per  share   exercise   prices   have  been
         retroactively adjusted for subsequent stock splits and dividends.

2. The only new grants of options under the German American Bancorp 1992 Stock Option Plan (the "Plan") where made on April 20, 1993. All options expire ten years after the date of grant. The options granted to Mr. Astrike become exercisable with respect to one-half of the shares immediately upon grant and with respect to the other one-half to the shares on the first anniversary of the grant date. The options granted to the other executive officers became exercisable with respect to twenty percent of the shares on each of the five anniversary dates beginning on the first anniversary date following the date of grant.

3. The Stock Option Plan provides that if the optionee tenders Common Shares of the Corporation already owned by the optionee as payment, in whole or in part, of the exercise price for the shares the optionee has elected to purchase under the option, then the Corporation is obligated to use its best efforts to issue a replacement option of the same type (incentive or non-qualified option), with the same expiration date as the option that was exercised, and covering a number of Common Shares equal to the number of Common Shares tendered. The only grants made under the Plan subsequent to April 20, 1993, are grant of such replacement options.